Exhibit 99.1

SUNOCO LOGISTICS AND ENERGY TRANSFER PARTNERS ANNOUNCE FORM S-4

REGISTRATION STATEMENT DECLARED EFFECTIVE BY SEC

Dallas, TX & Newtown Square, PA. – March 24, 2017 – Sunoco Logistics Partners L.P. (NYSE: SXL) and Energy Transfer Partners, L.P. (NYSE: ETP) today announced that SXL’s Registration Statement on Form S-4 has been declared effective by the Securities and Exchange Commission (“SEC”) and that ETP has filed a definitive proxy statement with the SEC for the special meeting of its unitholders to vote on the previously announced merger transaction between SXL and ETP.

The special meeting of ETP unitholders will be held on April 26, 2017, at 10:00 a.m. local time, at Hilton Dallas Park Cities Hotel, 5954 Luther Lane, Dallas, Texas 75225, Miramar Conference Room. All ETP common unitholders of record as of the close of business on February 27, 2017, which is the record date for the special meeting, will be entitled to vote their common units at the special meeting. The approval of the proposal to adopt the merger agreement requires the affirmative vote of holders of at least a majority of the outstanding ETP common units.

Pursuant to the terms of the merger agreement, upon completion of the merger, ETP unitholders will receive 1.5 common units of SXL for each common unit of ETP they own. This equates to a 10% premium to the volume weighted average price of ETP’s common units for the 30 trading days immediately prior to the announcement of the transaction.

SXL and ETP expect the transaction to close in April 2017, subject to certain closing conditions under the terms of the merger agreement, including receipt of the required approval by ETP’s unitholders and the satisfaction of other customary closing conditions.

Energy Transfer Partners, L.P. (NYSE: ETP) is a master limited partnership that owns and operates one of the largest and most diversified portfolios of energy assets in the United States. ETP’s subsidiaries include Panhandle Eastern Pipe Line Company, LP (the successor of Southern Union Company) and Lone Star NGL LLC, which owns and operates natural gas liquids storage, fractionation and transportation assets. In total, ETP currently owns and operates more than 62,500 miles of natural gas and natural gas liquids pipelines. ETP also owns the general partner, 100% of the incentive distribution rights, and approximately 67.1 million common units in Sunoco Logistics Partners L.P. (NYSE: SXL), which operates a geographically diverse portfolio of crude oil and refined products pipelines, terminalling and crude oil acquisition and marketing assets. ETP’s general partner is owned by Energy Transfer Equity, L.P. For more information, visit the Energy Transfer Partners, L.P. website at www.energytransfer.com.

Sunoco Logistics Partners L.P. (NYSE: SXL) is a master limited partnership that owns and operates a logistics business consisting of a geographically diverse portfolio of complementary pipeline, terminalling, and acquisition and marketing assets which are used to facilitate the purchase and sale of crude oil, natural gas liquids, and refined products. SXL’s general partner is a consolidated subsidiary of Energy Transfer Partners, L.P. (NYSE: ETP). For more information, visit the Sunoco Logistics Partners L.P. website at www.sunocologistics.com.

Forward-Looking Statements

This release includes “forward-looking” statements. Forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. Statements using words such as “anticipate,” “believe,” “intend,” “project,” “plan,” “expect,” “continue,” “estimate,” “goal,” “forecast,” “may” or similar expressions help identify forward-looking statements. ETP and SXL cannot give any assurance that expectations and projections about future events will prove to be correct. Forward-looking statements are subject to a variety of risks, uncertainties and assumptions. These risks and uncertainties include the risks that the proposed transaction may not be consummated or the benefits contemplated therefrom may not be realized. Additional risks include: the ability to obtain requisite regulatory and unitholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction, the ability of SXL to successfully integrate ETP’s operations and employees and realize anticipated synergies and cost savings, the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers, customers, competitors and credit rating agencies, and the ability to achieve revenue, DCF and EBITDA growth, and volatility in the price of oil, natural gas, and natural gas liquids. Actual results and outcomes may differ materially from those expressed in such forward-looking statements. These and other risks and uncertainties are discussed in more detail in filings made by ETP and SXL with the SEC, which are available to the public. ETP and SXL undertake no obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The information contained in this press release is available on ETP’s website at www.energytransfer.com and on the SXL website at www.sunocologistics.com.

Additional Information and Where to Find It

SXL has filed with the SEC a registration statement on Form S-4, which includes a proxy statement of ETP that also constitutes a prospectus of SXL (the “Proxy Statement/Prospectus”). The registration statement on Form S-4 was declared effective by the SEC on March 24, 2017, and a definitive Proxy Statement/Prospectus will be delivered to ETP common unitholders of record as of February 27, 2017. SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND THE REGISTRATION STATEMENT REGARDING THE TRANSACTION CAREFULLY. These documents and any other documents filed by ETP or SXL with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, the definitive Proxy Statement/Prospectus and other documents filed with the SEC are available free of charge on ETP’s website at www.energytransfer.com within the “Investor Relations” section, and investors and security holders will also be able to obtain free copies of the Proxy Statement/Prospectus by phone, e-mail or written request by contacting the investor relations department of ETP or SXL at the following:

Energy Transfer

Investor Relations:

Helen Ryoo, Lyndsay Hannah, Brent Ratliff, 214-981-0795

or

Media Relations:

Vicki Granado, 214-981-0761

or

Sunoco Logistics

Investor Relations:

Peter Gvazdauskas, 215-977-6322

or

Media Relations:

Jeff Shields, 215-977-6056